NEW WORLD PASTA COMPANY
85 Shannon Road
Harrisburg, PA  17112

                                                           CONTACT: Cary A. Metz
                                                                  (717) 526-2200


          NEW WORLD PASTA COMPANY RECEIVES EXTENSION OF ITS BANK WAIVER

     HARRISBURG, PA - February 11, 2003 -- New World Pasta Company announced today that the lenders under its senior secured credit facility have extended their waiver of defaults under that facility that were caused by New World Pasta's failure to file its quarterly report on Form 10-Q with the Securities and Exchange Commission for the quarter ended September 28, 2002. This extension runs through February 17, 2003. The Company is in discussions with its lenders under its senior secured credit facility to obtain a continued waiver of these defaults for a longer period of time, and believes it will be able to obtain such a waiver. No assurances can be provided however, that such discussions will result in appropriate waivers for the Company. On December 2, 2002, New World Pasta had announced that its lenders had agreed to a waiver of these defaults through February 10, 2003. New World Pasta Company has complied with all payment obligations under its credit facility.

     New World Pasta is a leading marketer and supplier of dry pasta in the United States and Canada, with manufacturing operations in the United States, Canada and Italy. Headquartered in Harrisburg, Pennsylvania, New World Pasta has over 1,200 employees worldwide.

FORWARD LOOKING STATEMENTS
--------------------------
THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF

THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH REPRESENTS THE COMPANY'S EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS THAT INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS RELEASE ARE FORWARD LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS INCLUDE THE COMPLETION OF THE COMPANY'S THIRD QUARTER FINANCIAL STATEMENTS, WHICH COULD UNCOVER ADJUSTMENTS IN PRESENTLY UNKNOWN AREAS, THE PREPARATION OF RESTATED HISTORICAL FINANCIAL STATEMENTS, IF NECESSARY, AS WELL AS THOSE FACTORS SET FORTH IN OUR PERIODIC REPORTS FILED WITH THE SEC. CONSEQUENTLY, ALL OF THE FORWARD LOOKING STATEMENTS MADE IN THIS PRESS RELEASE ARE QUALIFIED BY THESE AND OTHER FACTORS, RISKS AND UNCERTAINTIES.